Telenav Reports Third Quarter Fiscal 2020 Financial Results
Third Consecutive Quarter of Double-Digit Revenue Growth and Positive Adjusted EBITDA
Revenue of $64 Million, up 33% YoY; Adjusted EBITDA of $1.6 Million
Cash Balance Grew 43% YoY to $124 Million

SANTA CLARA, Calif., May 7, 2020 — Telenav®, Inc. (NASDAQ:TNAV), a leading provider of connected car and location-based products and services, today released its financial results for the third fiscal quarter ended March 31, 2020. In connection with this announcement, the company also posted a supplemental financial results presentation on its website. Please visit Telenav’s investor relations website at http://investor.telenav.com to view the financial results and materials, and additional commentary regarding the information in this release.
“Telenav executed well in a challenging economic environment, driving strong financial results,” said HP Jin, Chairman and CEO of Telenav. “We responded to the pandemic quickly to maintain productivity of our staff and maintain engineering schedules. We also maintained operational discipline and managed costs, thereby positioning the company to win deals that will emerge as the growth of connected vehicles opens new OEM opportunities.”

Financial highlights for the third quarter ended March 31, 2020

•
Total revenue for the third quarter of fiscal 2020 was $64.5 million, an increase of 33% compared with $48.5 million in the third quarter of fiscal 2019. Product revenue for the third quarter of fiscal 2020 was $52.1 million, an increase of 25% compared with $41.7 million in the third quarter of fiscal 2019. Services revenue for the third quarter of fiscal 2020 was $12.4 million, an increase of 82% compared with $6.8 million in the third quarter of fiscal 2019.

•	GAAP gross profit was $29.0 million in the third quarter of fiscal 2020, an increase of 37% compared with $21.1 million in the third quarter of fiscal 2019.

•	Billings, a non-GAAP measure, for the third quarter of fiscal 2020 were $63.5 million, a decrease of 2% compared with $64.6 million in the third quarter of fiscal 2019.

•	GAAP loss from continuing operations for the third quarter of fiscal 2020 was $(1.2) million, compared with $(5.9) million in the third quarter of fiscal 2019.

•	GAAP net loss for the third quarter of fiscal 2020 was $(0.7) million, compared with $(7.5) million for the third quarter of fiscal 2019.

•	Adjusted EBITDA, a non-GAAP measure, for the third quarter of fiscal 2020 was $1.6 million, compared with a loss of $(3.3) million for the third quarter of fiscal 2019.

•	Ending cash, cash equivalents and short-term investments, excluding restricted cash, were $123.7 million as of March 31, 2020, an increase of $24.3 million compared with

$99.5 million as of June 30, 2019. This represented cash, cash equivalents and short-term investments of $2.62 per share, based on approximately 47.3 million shares of common stock outstanding as of March 31, 2020. Telenav had no debt as of March 31, 2020.

•	Telenav repurchased approximately 926,000 shares in the third quarter of fiscal 2020 for approximately $5.3 million.
Recent Business Highlights

•	Telenav continued to execute on its connected car platform strategy to capitalize on the $500B connected car market.

•	Telenav achieved Automotive SPICE® Level 2 Certification.

•	Telenav and Alpine have teamed to develop an easy, low-cost aftermarket way to quickly upgrade existing in-vehicle infotainment systems to Telenav’s VIVID™ solution.

•	Telenav increased its investment in MotionAuto, an intelligent, usage-based insurance company, as part of its In-Car Commerce and Communications domain initiatives.

•
1.2 million Telenav-equipped cars capable of connected services were deployed into the global market during the quarter ended March 31, 2020, bringing total cumulative connected units deployed to date to 18.6 million and total cumulative auto units deployed to 28.4 million.

The company intends to provide information regarding its ongoing business and outlook for its fourth quarter fiscal 2020 on the conference call.

Conference Call and Quarterly Commentary
Telenav will host an investor conference call and live webcast on Thursday, May 7, 2020 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). Management has posted a supplemental financial results presentation in combination with Telenav’s Third Quarter Fiscal Year 2020 Financial Results press release on its investor relations website. To listen to the webcast and view Telenav’s quarterly presentation, please visit Telenav’s investor relations website at http://investor.telenav.com.  Listeners can also access the conference call by dialing 866-548-4713 (toll-free, domestic only) or 323-794-2093 (domestic and international toll) and entering pass code 8265409. A replay of the conference call will be available for two weeks beginning approximately two hours after the call’s completion. To access the replay, dial 888-203-1112 (toll-free, domestic only) or 719-457-0820 (domestic and international toll) and enter pass code 8265409.
Use of Non-GAAP Financial Measures
Telenav prepares its financial statements in accordance with generally accepted accounting principles for the United States, or GAAP. The non-GAAP financial measures such as billings, change in deferred revenue, change in deferred costs, adjusted EBITDA, and free cash flow included in this press release are different from those otherwise presented under GAAP. Telenav has provided these measures in addition to GAAP financial results because management believes these non-GAAP measures help provide a consistent basis for comparison between periods that are not influenced by certain items and, therefore, are helpful in understanding Telenav’s underlying operating results. These non-GAAP measures are some of the primary measures Telenav’s management uses for planning and forecasting. These measures are not in accordance with, or an alternative to, GAAP and these non-GAAP measures may not be comparable to information provided by other companies.

To reconcile the historical GAAP results to non-GAAP financial metrics, please refer to the reconciliations in the financial statements included in this earnings release.

Billings equals GAAP revenue recognized plus the change in deferred revenue from the beginning to the end of the applicable period. In connection with its presentation of the change in deferred revenue, Telenav has provided a similar presentation of the change in the related deferred costs. Such deferred costs primarily include costs associated with third party content and certain development costs associated with its customized software solutions whereby customized engineering fees are earned. As the company enters into more hybrid and brought-in navigation programs, deferred revenue and deferred costs become larger components of its operating results, so Telenav believes these metrics are useful in evaluating cash flows.

Telenav considers billings to be a useful metric for management and investors because billings drive revenue and deferred revenue, which is an important indicator of its business. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. First, billings include amounts that have not yet been recognized as revenue or cost and may require additional services or costs to be provided over contracted service periods. For example, billings related to certain brought-in solutions cannot be fully recognized as revenue in a given period due to requirements for ongoing map updates and provisioning of services such as hosting, monitoring, customer support and, for certain customers, additional period content and associated technology costs. Second, we may calculate billings in a manner that is different from peer companies that report similar financial measures, making comparisons between companies more difficult. Accordingly, when Telenav uses this measure, it attempts to compensate for these limitations by providing specific information regarding billings and how they relate to revenue calculated in accordance with GAAP.

Adjusted EBITDA measures GAAP net loss adjusted for discontinued operations and excluding the impact of stock-based compensation expense, depreciation and amortization, other income (expense) net, provision (benefit) for income taxes, and other applicable items such as legal settlements and contingencies and merger and acquisition, or M&A, transaction expenses, net of tax. Stock-based compensation expense relates to equity incentive awards granted to its employees, directors, and consultants. Legal settlements and contingencies represent settlements, offers made to settle, or loss accruals relating to litigation or other disputes in which Telenav is a party or the indemnitor of a party. M&A transaction expenses relate primarily to costs associated with transactions, such as the inMarket Transaction and the Grab Transaction.

Adjusted EBITDA, while generally a measure of profitability, can also represent a loss. Adjusted EBITDA is a key measure used by Telenav’s management and board of directors to understand and evaluate Telenav’s core operating performance and trends, to prepare and approve its annual budget and to develop short- and long-term operational plans. In particular, Telenav believes that the exclusion of the expenses eliminated in calculating adjusted EBITDA and can provide a useful measure for period-to-period comparisons of Telenav’s core business. Accordingly, Telenav believes that adjusted EBITDA generally provides useful information to investors and others in understanding and evaluating our operating results in the same manner as Telenav’s management and board of directors.

Free cash flow is a non-GAAP financial measure Telenav defines as net cash provided by (used in) operating activities, less purchases of property and equipment. Telenav considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash (used in) generated by its business after purchases of property and equipment.

In the conference call associated with this press release, or in the supplemental investor presentation on its website, Telenav may provide guidance for the fourth quarter of fiscal 2020 on a non-GAAP basis for billings and adjusted EBITDA. Telenav does not provide reconciliations of these forward-looking non-GAAP financial measures to the corresponding GAAP measures due to the high variability and difficulty in making accurate forecasts and projections with respect to deferred revenue, deferred costs, stock-based compensation and tax provision (benefit), which are components of these non-GAAP financial measures. In particular, stock-based compensation is impacted by future hiring and retention needs, as well as the future fair market value of Telenav’s common stock, all of which is difficult to predict and subject to constant change. The actual amounts of these items will have a significant impact on Telenav’s net loss per diluted share and tax provision (benefit). Accordingly, reconciliations of Telenav’s forward-looking non-GAAP financial measures to the corresponding GAAP measures are not available without unreasonable effort.

Forward Looking Statements
This press release contains forward-looking statements that are based on Telenav management’s beliefs and assumptions and on information currently available to its management.  Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These potential risks and uncertainties include, among others: the impact of the COVID-19 on business activity, including but not limited to the shutdown of manufacturing operations by Ford, GM and other automobile manufacturer customers, consumer demand for new vehicles and the Company’s operations; when Ford, GM and other automobile manufacturer partners will resume partial or full production and the impact the continued period of reduced volume of new vehicles being produced will have on our revenue and operating results; the ensuing economic recession; the Company’s ability to achieve future revenue currently estimated under customer engagements, including the Company’s ability to determine, achieve and accurately recognize revenue under customer engagements, including specifically related to the Company’s transaction with Grab Holdings; the Company's ability to develop and implement products for Ford, GM and Toyota and to support Ford, GM and Toyota and their customers; the impact of Ford’s announcement regarding the elimination of various sedans in North America over the near term; the impact of tariffs on sales of automobiles in the United States and other markets; the Company’s success in extending its contracts for current and new generation of products with its existing automobile manufacturers and tier ones, particularly Ford; the impact of GM’s announcement regarding Google Automotive Services; the Company’s ability to achieve additional design wins and the delivery dates of automobiles including the Company’s products; adoption by vehicle purchasers of Scout GPS Link; the Company’s ability to remediate its material weaknesses in its internal control over financial reporting and disclosures, and timely demonstrate such mitigation, including as it may relate to the Company’s recognition of revenue, including under the Grab Transaction; the Company’s dependence on a limited number of automobile manufacturers and tier ones for a substantial portion of its revenue and the impact of labor stoppages on those automobile manufacturers’ and tier ones’ ability to produce vehicles; reductions in demand for automobiles; potential impacts of automobile manufacturers and tier ones including competitive capabilities in their vehicles such as Apple CarPlay and Android Auto; the Company’s continued reporting of losses and operating expenses in excess of expectations; the timing of new product releases and vehicle production by the Company’s automotive customers, including inventory procurement and fulfillment; possible warranty claims, and the impact on consumer perception of its brand; the Company’s ability to perform under its initiatives with Amazon and Microsoft, and benefit from those initiatives; the potential that the Company may not be able to realize its deferred tax assets and may have to take a reserve against them. Telenav discusses these risks in greater detail in “Risk Factors” and elsewhere in its Form 10-K for the fiscal year ended June 30, 2019 and other filings with the U.S. Securities and Exchange Commission (“SEC”), which are available at the SEC’s website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent management’s beliefs and assumptions only as of the date made. You should review the company’s SEC filings carefully and with the understanding that actual future results may be materially different from what Telenav expect.
ABOUT TELENAV, INC.
Telenav is a leading provider of connected car and location-based services, focused on transforming life on the go for people - before, during, and after every drive. Leveraging our location platform, we enable our customers to deliver custom connected car and mobile experiences. To learn more about how Telenav’s location platform powers personalized navigation, mapping, big data intelligence, social driving, and location-based advertising, visit www.telenav.com.
Copyright 2020 Telenav, Inc. All Rights Reserved.
Telenav and the “Telenav” logo are registered trademarks and “VIVID” is a trademark of Telenav, Inc. All rights reserved. Unless otherwise noted, all other trademarks, service marks, and logos used in this press release are the trademarks, service marks or logos of their respective owners.

TNAV-F
TNAV-C

Investor Relations:
Bishop IR
Mike Bishop
415-894-9633
IR@telenav.com

Media:
Raphel Finelli
408-667-5970
raphelf@telenav.com

Telenav, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par value)
(unaudited)

	March 31, 2020	June 30, 2019
Assets
Current assets:
Cash and cash equivalents	$16,476	$27,275
Short-term investments	107,273	72,203
Accounts receivable, net of allowances of $6 and $7 at March 31, 2020 and June 30, 2019, respectively	41,926	69,781
Restricted cash	1,541	1,950
Deferred costs	29,744	18,752
Prepaid expenses and other current assets	3,477	3,784
Assets of discontinued operations	—	6,330
Total current assets	200,437	200,075
Property and equipment, net	5,411	5,583
Operating lease right-of-use assets	7,909	—
Deferred income taxes, non-current	1,081	998
Goodwill and intangible assets, net	14,255	15,701
Deferred costs, non-current	52,954	61,050
Other assets	33,504	1,414
Assets of discontinued operations, non-current	—	12,194
Total assets	$315,551	$297,015
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$24,082	$16,061
Accrued expenses	36,208	48,899
Operating lease liabilities	3,161	—
Deferred revenue	43,841	31,270
Income taxes payable	537	800
Liabilities of discontinued operations	—	3,373
Total current liabilities	107,829	100,403
Deferred rent, non-current	—	1,266
Operating lease liabilities, non-current	5,785	—
Deferred revenue, non-current	99,361	103,865
Other long-term liabilities	667	811
Liabilities of discontinued operations, non-current	—	30
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, $0.001 par value: 50,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value: 600,000 shares authorized; 47,288 and 46,911 shares issued and outstanding at March 31, 2020 and June 30, 2019, respectively	47	47
Additional paid-in capital	189,387	182,349
Accumulated other comprehensive loss	(2,004)	(1,477)
Accumulated deficit	(85,521)	(90,279)
Total stockholders' equity	101,909	90,640
Total liabilities and stockholders’ equity	$315,551	$297,015

Telenav, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2020	2019	2020	2019
Revenue:
Product	$52,106	$41,723	$169,639	$124,050
Services	12,390	6,817	35,361	20,902
Total revenue	64,496	48,540	205,000	144,952
Cost of revenue:
Product	27,664	23,532	86,087	72,135
Services	7,859	3,917	20,009	11,762
Total cost of revenue	35,523	27,449	106,096	83,897
Gross profit	28,973	21,091	98,904	61,055
Operating expenses:
Research and development	21,617	19,322	61,997	55,580
Sales and marketing	2,166	2,167	6,246	5,535
General and administrative	6,403	5,523	20,118	16,694
Legal settlements and contingencies	—	—	—	650
Total operating expenses	30,186	27,012	88,361	78,459
Income (loss) from operations	(1,213)	(5,921)	10,543	(17,404)
Other income, net	1,088	581	2,245	2,703
Income (loss) from continuing operations before provision for income taxes	(125)	(5,340)	12,788	(14,701)
Provision for income taxes	505	194	1,121	1,036
Equity in net (income) loss of equity method investees	103	—	(694)	—
Income (loss) from continuing operations	(733)	(5,534)	12,361	(15,737)
Discontinued operations:
Income (loss) from operations of Advertising business, net of tax	—	(1,947)	832	(3,895)
Loss from sale of Advertising business	—	—	(4,874)	—
Loss on discontinued operations	—	(1,947)	(4,042)	(3,895)
Net income (loss)	$(733)	$(7,481)	$8,319	$(19,632)

Basic income (loss) per share:
Income (loss) from continuing operations	$(0.02)	$(0.12)	$0.26	$(0.35)
Loss on discontinued operations	—	(0.04)	(0.08)	(0.09)
Net income (loss)	$(0.02)	$(0.16)	$0.17	$(0.43)
Diluted income (loss) per share:
Income (loss) from continuing operations	$(0.02)	$(0.12)	$0.25	$(0.35)
Loss on discontinued operations	—	(0.04)	(0.08)	(0.09)
Net income (loss)	$(0.02)	$(0.16)	$0.17	$(0.43)
Weighted average shares used in computing income (loss) per share:
Basic	47,902	45,585	48,053	45,347
Diluted	47,902	45,585	49,022	45,347

Telenav, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Nine Months Ended
	March 31,
	2020	2019
Operating activities
Net income (loss)	$8,319	$(19,632)
Loss on discontinued operations	4,042	3,895
Income (loss) from continuing operations	12,361	(15,737)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation expense	5,189	5,611
Depreciation and amortization	2,685	2,982
Operating lease amortization, net of accretion	2,153	—
Accretion of net premium on short-term investments	157	(15)
Unrealized gain on non-marketable equity investments	—	(1,260)
Equity in net income of equity method investees	(694)	—
Gain on sale of intellectual property and workforce to Grab	(45)	—
Non-cash revenue associated with grant of perpetual license to Grab	(5,831)	—
Other	(38)	(22)
Changes in operating assets and liabilities:
Accounts receivable	28,334	(11,581)
Deferred income taxes	(110)	209
Deferred costs	(2,924)	(13,934)
Prepaid expenses and other current assets	1,463	(162)
Other assets	(21)	(123)
Trade accounts payable	7,913	12,020
Accrued expenses and other liabilities	(13,910)	(1,728)
Income taxes payable	(252)	160
Deferred rent	—	488
Operating lease liabilities	(2,791)	—
Deferred revenue	8,042	29,281
Net cash provided by operating activities	41,681	6,189
Investing activities
Purchases of property and equipment	(1,320)	(956)
Purchases of short-term investments	(67,347)	(31,044)
Purchase of long-term investments	(9,500)	—
Proceeds from sales and maturities of short-term investments	31,789	34,214
Net cash provided by (used in) investing activities	(46,378)	2,214
Financing activities
Proceeds from exercise of stock options	8,390	1,356
Tax withholdings related to net share settlements of restricted stock units	(1,230)	(1,831)
Repurchase of common stock	(9,353)	(1,303)
Net cash used in financing activities	(2,193)	(1,778)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(343)	(401)
Net increase (decrease) in cash, cash equivalents and restricted cash, continuing operations	(7,233)	6,224
Net cash used in discontinued operations	(3,975)	(3,154)
Cash, cash equivalents and restricted cash, beginning of period	29,225	20,099
Cash, cash equivalents and restricted cash, end of period	$18,017	$23,169
Supplemental disclosure of cash flow information
Income taxes paid, net	$1,626	$730
Non-cash investing: Investment in inMarket Media, LLC acquired in exchange for sale of Advertising business	$15,600	$—
Non-cash sale of assets to Grab in exchange for equity investment and software	$7,012	$—
Cash flows from discontinued operations:
Net cash used in operating activities	$(3,569)	$(3,154)
Net cash used in financing activities	(406)	—
Net cash transferred from continuing operations	3,975	3,154
Net change in cash and cash equivalents from discontinued operations	—	—
Cash and cash equivalents of discontinued operations, beginning of period	—	—
Cash and cash equivalents of discontinued operations, end of period	$—	$—
Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$16,476	$21,254
Restricted cash	1,541	1,915
Total cash, cash equivalents and restricted cash	$18,017	$23,169

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Reconciliation of Revenue to Billings

	Three Months Ended March 31,		Nine Months Ended March 31,
	2020	2019	2020	2019
Revenue	$64,496	$48,540	$205,000	$144,952
Adjustments:
Change in deferred revenue	(969)	16,047	8,067	29,281
Billings	$63,527	$64,587	$213,067	$174,233

Reconciliation of Deferred Revenue to Change in Deferred Revenue
Reconciliation of Deferred Costs to Change in Deferred Costs

	Three Months Ended March 31,		Nine Months Ended March 31,
	2020	2019	2020	2019
Deferred revenue, end of period	$143,202	$103,819	$143,202	$103,819
Deferred revenue, beginning of period	144,171	87,772	135,135	74,538
Change in deferred revenue	$(969)	$16,047	$8,067	$29,281

Deferred costs, end of period	$82,698	$72,359	$82,698	$72,359
Deferred costs, beginning of period	81,763	65,465	79,802	58,425
Change in deferred costs(1)	$935	$6,894	$2,896	$13,934

(1) Deferred costs primarily include costs associated with third-party content and in connection with certain customized software solutions, the costs incurred to develop those solutions. We expect to incur additional costs in the future due to requirements to provide ongoing map updates and provisioning of services such as hosting, monitoring, customer support and, for certain customers, additional period content and associated technology costs.

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three Months Ended March 31,		Nine Months Ended March 31,
	2020	2019	2020	2019
Net income (loss)	$(733)	$(7,481)	$8,319	$(19,632)
Loss on discontinued operations	—	1,947	4,042	3,895
Income (loss) from continuing operations	(733)	(5,534)	12,361	(15,737)
Adjustments:
Legal settlement and contingencies	—	—	—	650
Stock-based compensation expense	1,959	1,688	5,189	5,611
Depreciation and amortization expense	829	966	2,685	2,982
Other income, net	(1,088)	(581)	(2,245)	(2,703)
Provision for income taxes	505	194	1,121	1,036
Equity in net (income) loss of equity method investees	103	—	(694)	—
Adjusted EBITDA	$1,575	$(3,267)	$18,417	$(8,161)

Reconciliation of Net Income (Loss) to Free Cash Flow

	Three Months Ended March 31,		Nine Months Ended March 31,
	2020	2019	2020	2019
Net income (loss)	$(733)	$(7,481)	$8,319	$(19,632)
Loss on discontinued operations	—	1,947	4,042	3,895
Income (loss) from continuing operations	(733)	(5,534)	12,361	(15,737)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Change in deferred revenue (1)	(994)	16,047	8,042	29,281
Change in deferred costs (2)	(963)	(6,894)	(2,924)	(13,934)
Changes in other operating assets and liabilities	11,904	(5,019)	20,626	(717)
Other adjustments (3)	(2,046)	2,630	3,576	7,296
Net cash provided by operating activities	7,168	1,230	41,681	6,189
Less: Purchases of property and equipment	(242)	(511)	(1,320)	(956)
Free cash flow	$6,926	$719	$40,361	$5,233

(1) Consists of product royalties, customized software development fees, service fees and subscription fees.
(2) Consists primarily of third-party content costs and customized software development expenses.
(3) Consist primarily of depreciation and amortization, stock-based compensation expense and other non-cash items.